UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 29, 2010

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

Credit Agreement

The description of the Joinder Agreement described below under Item 2.03 is incorporated in this Item 1.01 by reference.  A copy of the Joinder Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

ITEM 2.03.  Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 29, 2010, MarkWest Energy Partners, L.P. (the “Partnership”), Wells Fargo Bank, National Association, and Goldman Sachs USA (“Additional Member”) executed a joinder agreement (“Joinder Agreement”) relating to the Partnership’s revolving credit facility (the “Facility”) entered into on July 1, 2010, to include the Additional Member in the bank group and to exercise a portion of the accordion feature under the Facility, thereby increasing the borrowing capacity of the Facility to $705 million. As a result of adding the Additional Member to the bank group, all of the Partnership’s financial derivative positions are currently with participating members of the bank group.

ITEM 9.01.  Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description of Exhibit

10.1

Joinder Agreement dated as of July 29, 2010 among MarkWest Energy Partners, L.P., Wells Fargo Bank, National Association, individually and as Administrative Agent, Issuing Bank and Swingline Lender and Goldman Sachs Bank USA.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.,
Its General Partner

Date: August 4, 2010	By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President and Chief Financial Officer